Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@theequitygroup.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2025 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

WARRENVILLE, Ill., - March 3, 2026 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a year of achievement for Fuel Tech, highlighted by a resurgence at our FUEL CHEM® operations that produced the highest annual segment revenue since 2018, a broadened opportunity landscape at our Air Pollution Control (“APC”) business segment driven in large part by the expected growth of power generation to support data center construction and operation, and measurable progress at our Dissolved Gas Infusion (“DGI”) business segment,” said Vincent J. Arnone, President and CEO. “We maintained a strong balance sheet, finishing the year with nearly $32 million in cash and investments and no long-term debt.”

Business Segment Performance

Revenues at FUEL CHEM increased by 37.4% in the fourth quarter of 2025 (“Q4 2025”) and by 27.9% for the 2025 full year (“FY 2025”) compared to their respective prior year periods, with gross margin being maintained at historic segment levels. Results for Q4 2025 included contributions from a six-month, commercially-priced demonstration program for a new FUEL CHEM customer in the United States that commenced in early November and is continuing in the current first quarter. The annual revenue potential from this commercial contract should it convert from a demonstration is expected to be approximately $2.5 to $3.0 million based on the customer running the program full-time, with the revenue expected to generate historic FUEL CHEM gross margins.

Revenues generated by the Air Pollution Control (“APC”) segment rose by 36.7% in Q4 2025 compared to the same period last year, but declined for FY 2025. Revenues for both periods reflected customer-driven delays and timing of project completion. The Company announced $8.8 million of new APC awards in 2025 from new and existing customers in the U.S., Europe and Southeast Asia. This activity supported an increase in consolidated APC segment backlog at December 31, 2025 to $7.0 million, up from $6.2 million at December 31, 2024.

Mr. Arnone continued, “We are continuing to pursue a robust sales pipeline comprised of multiple potential customers for the integration of our Selective Catalytic Reduction (“SCR”) technologies with power generation sources that meet the emissions control requirements for data centers planned across the U.S. over the next several years. We remain actively engaged with our supply chain partners and engineering colleagues to advance these opportunities. Our current pipeline of potential sales opportunities related to data center construction is approximately $75-100 million.”

The Company is continuing the extended demonstration of its DGI technology at a fish hatchery in the western U.S., which remains on track to conclude in the second quarter of 2026. The system is performing well, meeting customer expectations for the precise delivery of concentrated dissolved oxygen, and generating positive initial results. A second trial that commenced at a municipal wastewater site in the southeast U.S. was successfully completed in January 2026 and converted to a six-month demonstration rental contract that is expected to run through the third quarter of 2026.

Fourth Quarter 2025 (“Q4 2025”) Consolidated Results Overview

All comparisons are to the fourth quarter ended December 31, 2024 unless otherwise stated.

Consolidated revenues for Q4 2025 rose 37% to $7.2 million from $5.3 million, driven by increases in both APC and FUEL CHEM segment revenues.

Consolidated gross margin for Q4 2025 expanded to 44.6% of revenues from 42.3% of revenues, primarily reflecting higher APC segment gross margins.

SG&A expenses for Q4 2025 were $4.2 million, or 57.3% of revenues, compared to $3.9 million, or 74.7% of revenues.

Interest income was flat at $0.3 million and related primarily to interest received on the held-to-maturity debt securities and money market funds.

Net loss in Q4 2025 was $(1.2) million, or $(0.04) per share, compared to net loss of $(1.9) million, or $(0.06) per share.

Adjusted EBITDA loss was $(1.2) million in Q4 2025 compared to an Adjusted EBITDA loss of $(1.8) million.

APC segment revenue rose 37% to $2.4 million from $1.8 million, primarily related to project timing. Segment gross margin expanded to 42.3% from 35.8%, primarily due to product and project mix.

FUEL CHEM segment revenue rose 37% to $4.9 million from $3.5 million, primarily driven by the extended life of certain coal fired units to satisfy increasing energy demand, to the addition of the aforementioned new customer demonstration and to all base units running at capacity without interruption from unscheduled outages. Segment gross margin was 45.8% compared to 45.5%.

2025 Full Year Overview

Consolidated revenues for 2025 rose to $26.7 million from $25.1 million in 2024, driven by higher FUEL CHEM segment revenues, partially offset by a decrease in APC segment revenues.

Consolidated gross margin for 2025 expanded to 46.4% from 42.3% in 2024, reflecting higher APC and FUEL CHEM gross margins.

SG&A expenses for 2025 were $14.1 million, or 52.7% of revenues, as compared to $13.8 million, or 54.8% of revenues in 2024, reflecting an increase in employee related cost and other expenses.

Interest income was $1.4 million in 2025 compared to $1.3 million in 2024.

Net loss for 2025 was $(2.3) million, or $(0.08) per share, compared to net loss of $(1.9) million, or $(0.06) per share, in 2024.

Adjusted EBITDA loss was $(2.7) million in 2025 compared to Adjusted EBITDA loss of $(2.2) million in 2024.

Financial Condition

At December 31, 2025, cash and cash equivalents were $11.9 million, short-term investments were $12.9 million, and long-term investments totaled $7.0 million. Stockholders’ equity at December 31, 2025 was $40.0 million, or $1.29 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, March 4, 2026 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$11,939	$8,510
Short-term investments	12,942	10,184
Accounts receivable, less current expected credit loss of $108 and $106, respectively	5,355	9,368
Inventories, net	373	397
Prepaid expenses and other current assets	1.355	1,160
Total current assets	31,944	29,619
Property and equipment, net	4,739	5,084
Goodwill	2,116	2,116
Other intangible assets, net	646	327
Right-of-use operating lease assets	536	585
Long-term investments	6,991	10,875
Other assets	207	191
Total assets	$47,179	$48,797
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,242	$2,915
Accrued liabilities:
Operating lease liabilities - current	89	77
Employee compensation	1,308	1,248
Other accrued liabilities	1,634	1,615
Total current liabilities	6,273	5,855
Operating lease liabilities - non-current	491	548
Deferred income taxes	187	176
Other liabilities	296	263
Total liabilities	7,247	6,842
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 32,281,179 and 31,767,329 shares issued, and 31,074,438 and 30,708,273 shares outstanding in 2025 and 2024, respectively	322	317
Additional paid-in capital	165,616	165,295
Accumulated deficit	(121,796)	(119,472)
Accumulated other comprehensive loss	(1,718)	(1,915)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost (Note 5)	(2,568)	(2,346)
Total stockholders’ equity	39,932	41,955
Total liabilities and stockholders’ equity	$47,179	$48,797

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues	$7,247	$5,283	$26,677	$25,133
Costs and expenses:
Cost of sales	4,013	3,048	14,294	14,510
Selling, general and administrative	4,155	3,946	14,050	13,761
Research and development	504	405	2,014	1,564
Total costs and expenses	8,672	7,399	30,358	29,835
Operating loss	(1,425)	(2,116)	(3,681)	(4,702)
Interest income	288	283	1,415	1,251
Other (expense) income, net	(58)	9	(43)	1,585
Loss before income taxes	(1,195)	(1,824)	(2,309)	(1,866)
Income tax expense	(4)	(59)	(15)	(77)
Net loss	$(1,199)	$(1,883)	$(2,324)	$(1,943)
Net loss per common share:
Basic net loss per common share	$(0.04)	$(0.06)	$(0.08)	$(0.06)
Diluted net loss per common share	$(0.04)	$(0.06)	$(0.08)	$(0.06)
Weighted-average number of common shares outstanding:
Basic	31,074,000	30,708,000	30,937,000	30,572,000
Diluted	31,074,000	30,708,000	30,937,000	30,572,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	For the years ended December 31,
	2025	2024
Net loss	$(2,324)	$(1,943)
Other comprehensive loss:
Foreign currency translation adjustments	197	(167)
Total other comprehensive income (loss)	197	(167)
Comprehensive loss	$(2,127)	$(2,110)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(2,324)	$(1,943)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	663	403
Amortization	36	57
Loss on disposal of equipment	2	—
Non-cash interest income on held-to-maturity securities	(62)	(132)
Provision for credit losses, net of recoveries	—	(4)
Deferred income taxes	11	4
Stock-based compensation, net of forfeitures	326	446
Changes in operating assets and liabilities:
Accounts receivable	2,518	(1,127)
Employee retention credit receivable	1,677	(1,677)
Inventories	26	41
Prepaid expenses, other current assets and other non-current assets	(172)	292
Accounts payable	258	519
Accrued liabilities and other non-current liabilities	57	(312)
Net cash provided by (used in) operating activities	3,016	(3,433)

INVESTING ACTIVITIES
Purchases of equipment, patents, and other intangible assets	(674)	(378)
Purchases of debt securities	(12,031)	(18,060)
Maturities of debt securities	13,250	12,995
Net cash provided by (used in) investing activities	545	(5,443)

FINANCING ACTIVITIES
Taxes paid on behalf of equity award participants	(222)	(95)
Net cash used in financing activities	(222)	(95)
Effect of exchange rate fluctuations on cash	91	(97)
Net increase (decrease) in cash and cash equivalents	3,429	(9,068)
Cash and cash equivalents at beginning of period	8,510	17,578
Cash and cash equivalents at end of period	$11,939	$8,510

Supplemental Cash Flow Information:
Cash income taxes paid, net	$11	$52
Non-cash transfer from other non-current assets to property and equipment	—	597

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

Three months ended December 31, 2025	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$2,393	$4,854	$—	$7,247
Cost of sales	(1,380)	(2,633)	—	(4,013)
Gross margin	1,013	2,221	—	3,234
Selling, general and administrative	—	—	(4,155)	(4,155)
Research and development	—	—	(504)	(504)
Operating income (loss) from continuing operations	$1,013	$2,221	$(4,659)	$(1,425)

Three months ended December 31, 2024	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,751	$3,532	$—	$5,283
Cost of sales	(1,123)	(1,925)	—	(3,048)
Gross margin	628	1,607	—	2,235
Selling, general and administrative	—	—	(3,946)	(3,946)
Research and development	—	—	(405)	(405)
Operating income (loss) from continuing operations	$628	$1,607	$(4,351)	$(2,116)

For the year ended December 31, 2025	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,908	$17,769	$—	$26,677
Cost of sales	(5,093)	(9,201)	—	(14,294)
Gross margin	3,815	8,568	—	12,383
Selling, general and administrative	—	—	(14,050)	(14,050)
Research and development	—	—	(2,014)	(2,014)
Operating income (loss) from continuing operations	$3,815	$8,568	$(16,064)	$(3,681)

For the year ended December 31, 2024	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$11,242	$13,891	$—	$25,133
Cost of sales	(7,050)	(7,460)	—	(14,510)
Gross margin	4,192	6,431	—	10,623
Selling, general and administrative	—	—	(13,761)	(13,761)
Research and development	—	—	(1,564)	(1,564)
Operating income (loss) from continuing operations	$4,192	$6,431	$(15,325)	$(4,702)

FUEL TECH, INC.

Geographic Segment Financial Data

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

For the years ended December 31,	2025	2024
Revenues:
United States	$21,022	$17,802
Other Foreign	5,655	7,331
	$26,677	$25,133
As of December 31,	2025	2024
Assets:
United States	$44,345	$44,430
Foreign	2,873	4,367
	$47,218	$48,797

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net loss	$(1,199)	$(1,883)	$(2,276)	$(1,943)
Interest income, net	(288)	(283)	(1,415)	(1,251)
Income tax expense	(44)	59	(33)	77
Depreciation expense	173	155	663	403
Amortization expense	9	15	36	57
EBITDA	(1,301)	(1,937)	(3,025)	(2,657)
Stock compensation expense	57	109	326	446
Adjusted EBITDA	$(1,244)	$(1,828)	$(2,699)	$(2,211)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net loss has been included in the above financial table.